As filed with the Securities and Exchange Commission on July 16, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRADESTATION GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	65-0977576
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

8050 SW 10th Street, Suite 4000, Plantation, Florida 33324

(Address of Principal Executive Offices) (Zip Code)

TRADESTATION GROUP, INC.

NONEMPLOYEE DIRECTOR

INCENTIVE STOCK PLAN

(Full title of the plan)

Marc J. Stone

General Counsel, Vice President of

Corporate Development and Secretary

TradeStation Group, Inc.

8050 SW 10th Street

Suite 4000

Plantation, Florida 33324

(Name and address of agent for service)

(954) 652-7000

(Telephone number, including

area code, of agent for service)

Copy to:

Alan D. Axelrod, Esq.

Bilzin Sumberg Baena Price & Axelrod LLP

200 South Biscayne Boulevard, Suite 2500

Miami, Florida 33131-2336

(305) 374-7580

(COVER PAGE CONTINUES ON FOLLOWING PAGE)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee (3)
Common Stock, $0.01 par value	512,000	$6.92	$3,543,040	$253

(1)	Includes 512,000 shares issuable under the TradeStation Group, Inc. Nonemployee Director Incentive Stock Plan, plus any additional shares of Common Stock that may become issuable pursuant to such Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction pursuant to Rule 416 under the Securities Act of 1933, as amended.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, as $6.92 (the average of the high and low prices reported on The Nasdaq Stock Market on July 13, 2010).
(3)	Calculated by multiplying the proposed maximum aggregate offering price for all securities to be registered by 0.0000713.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	With respect to each Plan under which shares of Common Stock, $0.01 par value, of the Registrant are being registered hereunder, the document(s) containing the information specified in this Part I will be sent or given to the applicable participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

There are hereby incorporated by reference in this Registration Statement the following documents and information previously filed with the Commission:

1. The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

2. The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010;

3. The Registrant’s Current Report on Form 8-K filed with the Commission on June 2, 2010;

4. The Registrant’s Current Report on Form 8-K filed with the Commission on April 22, 2010;

5. The Registrant’s Current Report on Form 8-K filed with the Commission on February 17, 2010;

6. The Registrant’s Current Report on Form 8-K filed with the Commission on February 11, 2010; and

7. The description of the Registrant’s Common Stock to be offered hereby which is contained in its Registration Statement on Form 8-A (File No. 000-31049) declared effective by the Commission on December 11, 2000, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Except as superseded or modified herein, any statement contained in any document incorporated by reference herein or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this document.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Certain legal matters with respect to the validity of the shares of Common Stock offered hereby are being passed upon for the Registrant by Bilzin Sumberg Baena Price & Axelrod LLP (“Bilzin Sumberg”), Miami, Florida. Marc J. Stone, the Registrant’s Vice President of Corporate Development, General Counsel and Secretary, was previously a partner at that firm.

Item 6. Indemnification of Directors and Officers.

Section 607.0850 of the Florida Business Corporation Act (the “Statute”) sets forth conditions and limitations governing the indemnification of officers, directors, and other persons.

Article XIV of the Articles of Incorporation and Article IX of the Bylaws of the Registrant, copies of which are filed as Exhibits 4.1 and 4.2, contain certain indemnification provisions adopted pursuant to authority contained in the Statute. The Articles of Incorporation contain a provision eliminating the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the Statute. Under the Bylaws, the Registrant will indemnify any person who is or was a director or officer of the Registrant, and may indemnify a person who is or was an employee or agent of the Registrant or who is or was serving at the request of the Registrant as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against: (i) liability incurred in connection with any proceeding, other than an action by or in the right of the Registrant, to which such person was or is a party by reason of acting in any such capacity, provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and (ii) expenses and amounts paid in settlement not exceeding, in the judgment of the Registrant’s board of directors, the estimated expenses of litigating the proceeding to conclusion which are actually and reasonably incurred in connection with the defense or settlement of any proceeding by or in the right of the Registrant to procure a judgment in its favor to which such person was or is a party by reason of acting in any such capacity, provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and no indemnification will be made in respect of any claim, issue, or matter in any proceeding by or in the right of the Registrant as to which such person has been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. For purposes of Article IX of the Bylaws: (A) the term “expenses” includes counsel fees, including those for appeal; (B) the term “liability” includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding; and (C) the term “proceeding” includes any threatened, pending or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal.

Under the Bylaws, to the extent a director or officer of the Registrant, or an employee or agent of the Registrant which the Registrant has elected to indemnify, has been successful on the merits or otherwise in defense of any proceeding described above, or in the defense of any claim, issue, or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by him in connection therewith. For all other indemnification which may be provided under the Bylaws in connection with any proceeding, unless made pursuant to a determination by a court, indemnification shall be made only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the director, officer, employee or agent has met the applicable standard of conduct set forth in the Bylaws, which determination shall be:

•	by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

•

if such quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors consisting solely of two or more directors not at the time parties to the proceeding;

•	by independent legal counsel selected by the board of directors or a committee thereof as prescribed by the Statute; or

•

by the shareholders by majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if such a quorum is not obtainable, by a majority vote of shareholders who were not parties to such proceeding.

Evaluation as to reasonableness of expenses and authorization of indemnification must be made in the same manner as the determination that indemnification is permissible, except that, if the determination of permissibility is made by independent legal counsel, then the board of directors or the committee thereof which appointed such legal counsel must evaluate the reasonableness of expenses. The Bylaws also permit the Registrant to pay expenses incurred by its officers, directors, employees, and agents in advance of the final disposition of a proceeding, provided that the Registrant may advance expenses to an officer or director only after receiving an undertaking by or on behalf of such officer or director to repay such amount if he is ultimately found not to be entitled to indemnification pursuant to the Bylaws.

The Registrant has entered into agreements to indemnify its directors and executive officers, in addition to the indemnification provided for in the Registrant’s Articles and Bylaws. These agreements, among other things, indemnify the Registrant’s directors and officers for all direct and indirect expenses and costs (including, without limitation, all reasonable attorneys’ fees and related disbursements and other out-of-pocket costs) and liabilities of any type whatsoever actually and reasonably incurred by such person in connection with the investigation, defense, settlement or appeal of any threatened, pending or completed action, suit or other proceeding, including any action by or in the right of the Registrant, arising out of such person’s services as a director, officer, employee or other agent of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant. The Registrant believes that these provisions and agreements are necessary to attract and retain talented and experienced directors and officers.

The Registrant has obtained liability insurance for the benefit of its directors and officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Articles of Incorporation, as amended, of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-4 declared effective on December 11, 2000 (File No. 333-34922), as amended (the “S-4 Registration Statement”))

4.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the S-4 Registration Statement)

4.3	TradeStation Group, Inc. Nonemployee Director Incentive Stock Plan (incorporated by reference to Exhibit “B” to the Registrant’s Annual Proxy Statement dated April 27, 2010)

5.1	Opinion of Bilzin Sumberg Baena Price & Axelrod LLP regarding the legality of Common Stock.*

23.1	Consent of Bilzin Sumberg Baena Price & Axelrod LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.*

24.1	Power of Attorney (see page II-7)

*	Filed herewith.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plantation, State of Florida, on July 16, 2010.

TRADESTATION GROUP, INC.

By:	/S/ SALOMON SREDNI
Salomon Sredni
Chairman of the Board of Directors,
Chief Executive Officer and President

POWER OF ATTORNEY

We, the undersigned officers and directors of TradeStation Group, Inc., do hereby constitute and appoint Salomon Sredni our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for each of us and in our name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ SALOMON SREDNI	Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)	July 16, 2010
Salomon Sredni

/S/ DAVID H. FLEISCHMAN	Chief Financial Officer, Vice President of Finance and Treasurer (Principal Financial and Accounting Officer)	July 16, 2010
David H. Fleischman

/S/ EDWARD H. CODISPOTI Edward H. Codispoti	Chief Accounting Officer, Corporate Controller and Vice President of Accounting (Principal Accounting Officer)	July 16, 2010

/S/ NATHAN D. LEIGHT	Director	July 16, 2010
Nathan D. Leight

/S/ CHARLES F. WRIGHT	Director	July 16, 2010
Charles F. Wright

/S/ DENISE DICKINS	Director	July 16, 2010
Denise Dickins

/S/ MICHAEL FIPPS	Director	July 16, 2010
Michael Fipps

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Articles of Incorporation, as amended, of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-4 declared effective on December 11, 2000 (File No. 333-34922), as amended (the “S-4 Registration Statement”))

4.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the S-4 Registration Statement)

4.3	TradeStation Group, Inc. Nonemployee Director Incentive Stock Plan (incorporated by reference to Exhibit “B” to the Registrant’s Annual Proxy Statement dated April 27, 2010)

5.1	Opinion of Bilzin Sumberg Baena Price & Axelrod LLP regarding the legality of Common Stock.*

23.1	Consent of Bilzin Sumberg Baena Price & Axelrod LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.*

24.1	Power of Attorney (see page II-7)

*	Filed herewith.